EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2024-V8 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, LNR Partners, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services, LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Bernard Financial Corporation, as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the GNL Industrial Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the GNL Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association as Trustee for the GNL Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the GNL Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the GNL Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Prime Storage – Blue Portfolio Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Prime Storage – Blue Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Prime Storage – Blue Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Prime Storage – Blue Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Prime Storage – Blue Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sunroad Centrum Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Sunroad Centrum Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Sunroad Centrum Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Sunroad Centrum Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sunroad Centrum Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 488 Madison Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 488 Madison Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the 488 Madison Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 488 Madison Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 488 Madison Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 488 Madison Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 488 Madison Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Saks Beverly Hills Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Saks Beverly Hills Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Saks Beverly Hills Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Saks Beverly Hills Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Saks Beverly Hills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Saks Beverly Hills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Saks Beverly Hills Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Lotus 315 & Essence 144 Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Lotus 315 & Essence 144 Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Lotus 315 & Essence 144 Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Lotus 315 & Essence 144 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Lotus 315 & Essence 144 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Lotus 315 & Essence 144 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Lotus 315 & Essence 144 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 640 5th Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 640 5th Avenue Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the 640 5th Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 640 5th Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 640 5th Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 640 5th Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 640 5th Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Showcase I Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Showcase I Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the Showcase I Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Showcase I Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Showcase I Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Showcase I Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the Showcase I Mortgage Loan.

Dated: March 19, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)